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                                                                    EXHIBIT 3.12


                               OPERATING AGREEMENT

                                       OF

                                M.G. DIGITAL, LLC


         This Operating Agreement (this "Agreement") is made as of September 23, 2004, by Movie Gallery, Inc., a Delaware corporation (the "Member"), with reference to the following facts:

         A. On September 22, 2004, a Certificate of Conversion of M.G. Digital, Inc., a Delaware corporation (the "Corporation"), was filed in the Office of the Delaware Secretary of State for the purpose of converting from a corporation to a limited liability company.

         B. On September 22, 2004, a Certificate of Formation (the "Certificate") of M.G. Digital, LLC (the "Company") was filed in the Office of the Delaware Secretary of State.

         C. The Member desires to ratify and approve the Certificate, adopt and approve this Agreement as the operating agreement of the Company, and otherwise complete the formation of the Company under the Delaware Limited Liability Company Act (the "Act").

         Now, therefore, the Member agrees as follows:

                                    ARTICLE I
                             ORGANIZATIONAL MATTERS

         1.1 Formation. The Member hereby ratifies and approves the Certificate as the Certificate of Formation of the Company, enters into, adopts, and approves this Agreement as the Company's operating agreement within the meaning of the Act, and forms the Company as a limited liability company under the Act.

         1.2 Name. The name of the Company shall be as set forth in the Certificate, and the business of the Company shall be conducted under such name or, subject to compliance with applicable law, any other name that the Member deems appropriate. The Member shall file on the Company's behalf all fictitious name certificates and similar filings that it considers necessary or advisable.

         1.3 Term. The term of this Agreement shall commence on the date hereof and shall continue unless and until the Company is dissolved as provided herein.

         1.4 Registered Office. The registered office of the Company in the State of Delaware shall be the registered office initially designated in the Certificate or such other office (which need not be a place of business of the Company) as the Member may designate from time to time in the manner provided by law.

         1.5 Principal Place of Business; Other Offices. The principal place of business of the Company shall be 900 West Main Street, Dothan, Alabama 36301. The Member may change the


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Company's principal place of business and may establish on the Company's behalf such additional places of business as it may determine.

         1.6 Registered Agent. The Company shall at all times maintain a registered agent for service of process as required under the Act. The registered agent of the Company shall be as stated in the Certificate or as otherwise may be determined from time to time by the Member in accordance with applicable law.

         1.7 Purpose and Business of the Company. The purpose and business of the Company shall be to engage in any lawful act or activity for which a limited liability company may be formed under the Act.

                                   ARTICLE II
                              CAPITAL CONTRIBUTIONS

         2.1 Capital Contributions; Loans. Following the execution of this Agreement, the Member intends to contribute $1,000 to the capital of the Company. Without creating any rights in any third party, the Member may, but shall not be required to, make additional contributions to the capital of the Company from time-to-time. In addition to its capital contributions, the Member may from time-to-time loan or advance funds to or for the benefit of the Company.

         2.2 Capital Accounts. To the extent desirable, the Company may establish a capital account for the Member, the opening balance of which shall equal the sum of any cash and the book value of the Member in all assets contributed to the Company as provided in Section 2.1. The Company shall determine and maintain the Member's capital account, if any, in accordance with Internal Revenue Code Treasury Regulations Section 1.704-1(b)(2)(iv).

                                  ARTICLE III
                               MEMBER; MANAGEMENT

         3.1      Initial Member. The Member is hereby admitted to the Company.

         3.2 Management by the Member. The business, property, and affairs of the Company shall be managed and all powers of the Company shall be exercised exclusively by or under the direction of the Member, which shall act as the Manager of the Company. Without limiting the generality of foregoing, the Member shall have all powers necessary or appropriate to manage and carry out the purpose, business, property, and affairs of the Company.

         3.3 Appointment of Officers. The Member may at any time appoint an administrative officer and one or more other officers of the Company, which may include a Chairman, Chief Executive Officer, President, one or more Vice Presidents, a Secretary, an Assistant Secretary, a Chief Financial Officer, and Treasurer. All officers shall serve at the pleasure of the Member. No officer need be a resident of the State of Delaware or citizen of the United States, and any individual may hold any number of offices. The officers shall exercise such powers and perform such duties as shall be determined from time to time by the Member.


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M.G. DIGITAL, LLC

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The following individuals are hereby appointed to the offices set forth opposite their respective names to serve for a term of one year or until their successors are elected and qualified:

         Joe T. Malugen            President and Chief Executive Officer
         S. Page Todd              Executive Vice President and Secretary
         Mark S. Loyd              Executive Vice President - Product and Distribution
         Ivy M. Jernigan           Senior Vice President and Chief Financial Officer
         Michelle K. Lewis         Senior Vice President and Treasurer
         Jeffrey B. Gordon         Senior Vice President and Assistant Secretary
         Richard R. Langford       Senior Vice President and Chief Information Officer

         3.4 Removal, Resignation and Filling, of Vacancy of Officers. Any officer may be removed, either with or without cause, by the Member at any time. Any officer may resign at any time by giving written notice to the Member. Any resignation shall take effect at the date of the receipt of that notice or at any later time specified in that notice, and, unless otherwise specified in that notice, the acceptance of the resignation shall not be necessary to make it effective. Any resignation is without prejudice to the rights, if any, of the Company under any contract to which the officer is a party. A vacancy in any office because of death, resignation, removal, disqualification or any other cause shall be filled by the Member.

         3.5 Salaries of Officers. The salaries of all officers and other employees and agents of the Company, if any, shall be determined by the Member.

                                   ARTICLE IV
                                  DISTRIBUTIONS

         4.1 Distributions of Distributable Cash. Subject to any restrictions under applicable law, cash on hand of the Company which the Member deems available for distribution shall be distributed to the Member at such times and in such amounts as the Member may determine.

                                   ARTICLE V
                 TRANSFER AND ASSIGNMENT OF MEMBERSHIP INTEREST

         5.1 Transfer and Assignment of Membership Interest. The Member shall be entitled to transfer, assign, convey, sell, encumber or alienate all or any part of its membership interest in the Company.

                                   ARTICLE VI
                       ACCOUNTING, RECORDS, AND REPORTING

         6.1 Books and Records. The books and records of the Company shall be kept in accordance with the accounting method followed by the Member for federal income tax purposes. The Company shall maintain at its registered office all of the following:

                  (a) true and full information regarding the status of the business and financial condition of the Company;



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M.G. DIGITAL, LLC

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                  (b)      promptly after becoming available, a copy of the
Company's federal, state and local income tax returns for each year;

                  (c) a current list of the name and last known business, residence or mailing address of each member and manager;

                  (d) a copy of this Agreement, the Certificate and all amendments thereto, together with executed copies of any written powers of attorney pursuant to which this Agreement, the Certificate and all amendments thereto have been executed; and

                  (e) true and full information regarding the amount of cash and a description and statement of the agreed value of any other property or services contributed by each member which each member has agreed to contribute in the future, and the date on which each became a member.

         6.2 Filings. The Member on the Company's behalf shall cause the income tax returns for the Company to be prepared and timely filed with the appropriate authorities. The Member on the Company's behalf also shall cause to be prepared and timely filed with appropriate federal and state regulatory and administrative bodies amendments to, or restatements of, the Certificate and all reports required to be filed by the Company with those entities under the Act or other applicable laws, rules, and regulations.

         6.3 Bank Accounts. The Member on the Company's behalf shall maintain the funds of the Company in one or more separate bank accounts in the name of the Company.

                                  ARTICLE VII
                           DISSOLUTION AND WINDING UP

         7.1 Conditions of Dissolution. The Company shall dissolve upon the written determination of the Member at any time to dissolve the Company.

         7.2      Winding Up. Upon the dissolution of the Company as provided in
Section 7.1, the Company shall continue solely for the purpose of winding up its affairs in an orderly manner, liquidating its assets, and satisfying the claims of its creditors. The Member shall be responsible for overseeing the winding up and liquidation of Company, shall take full account of the Company's liabilities and assets, shall either cause its assets to be distributed to the Member, or sold, and, if sold, shall cause the proceeds therefrom, to the extent sufficient therefor, to be applied and distributed as provided in Section 7.3.

         7.3 Order of Payment of Liabilities Upon Dissolution. After determining that all the known debts and liabilities of the Company in the process of winding up have been paid or adequately provided for, the remaining assets shall be distributed to the Member. Such liquidating distribution shall be made not later than the end of the fiscal year in which the Company is liquidated, or, if later, within 90 days after the date of such liquidation.


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M.G. DIGITAL, LLC

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         7.4      Certificate of Cancellation. Upon the completion of the
winding up of the affairs of the Company, the Member on the Company's behalf shall prepare, sign, and file in the Office of, and on a form prescribed by, the Delaware Secretary of State, a certificate of cancellation.

                                  ARTICLE VIII
                                  MISCELLANEOUS

         8.1 Complete Agreement. The Certificate and this Agreement constitute the complete and exclusive statement of the Member's agreement with respect to the subject matter thereof.

         8.2 Binding Effect. This Agreement will be binding upon and inure to the benefit of the Member and its successors and assigns. 8.3 Parties in Interest. Except as expressly provided in the Act, nothing in this Agreement shall confer any rights or remedies under or by reason of this Agreement on any persons other than the Member and its respective successors and assigns, nor shall anything in this Agreement relieve or discharge the obligation or liability of any third person to any party to this Agreement or grant to any third person any right of subrogation or action over or against any party to this Agreement.

         8.4 Headings; Definitions. All headings herein are inserted only for convenience and ease of reference and are not to be considered in the construction or interpretation of any provision of this Agreement. Unless otherwise defined herein, all terms used in this Agreement which are defined in the Act shall have the meanings set forth in the Act.

         8.5 Amendments. The Certificate and this Agreement may be amended at any time by the Member.

         IN WITNESS WHEREOF, the undersigned has executed this Agreement as of the date written above.

                                          Movie Gallery, Inc.


                                          By:
                                             ---------------------------------
                                             Its:
                                                 -----------------------------





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M.G. DIGITAL, LLC